(MKS LOGO)

EXHIBIT 99.1

MKS Instruments Reports Q2 2015 Financial Results

Andover, Mass., July 22, 2015 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports second quarter 2015 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$218	$218
Gross margin	45.3%	44.4%
Operating margin	21.1%	21.0%
Net income ($ millions)	$33.2	$33.1
Diluted EPS	$0.62	$0.62

Second Quarter Financial Results

Sales were $218 million, an increase of 2% from $214 million in the first quarter of 2015, and an increase of 18% from $185 million in the second quarter of 2014.

Second quarter net income was $33.2 million, or $0.62 per diluted share, compared to net income of $33.8 million, or $0.63 per diluted share in the first quarter of 2015, and $21.2 million, or $0.40 per diluted share in the second quarter of 2014.

Non-GAAP net earnings, which exclude special charges and credits, were $33.1 million, or $0.62 per diluted share, compared to $35.5 million, or $0.66 per diluted share in the first quarter of 2015, and $22.6 million, or $0.42 per diluted share in the second quarter of 2014.

In the second quarter, the board of directors authorized a 3% increase in the quarterly cash dividend, to $0.17 per share, and paid a dividend of $9.1 million on June 12th. The Company has increased its quarterly cash dividend by 13% since its inception in 2011. In addition, during the quarter, the Company repurchased 116,000 shares for $4.3 million for an average price of $37.55 per share.

Gerald Colella, Chief Executive Officer and President, said, “The second quarter was another strong quarter financially for MKS. The favorable results were driven by a continued strong environment for our semiconductor business, which achieved another record high of $154 million, while sales to all other markets again grew sequentially for the seventh straight quarter. We also announced another increase in our quarterly cash dividend and repurchased shares as part of our ongoing share buyback program.

“Reports from the recent SEMICON trade show indicate a continued healthy market for semiconductor production equipment to support the technology inflections underway. Our near-term visibility indicates a continued positive business environment in both our semiconductor and other advanced markets for the third quarter.

“Based on these factors, and looking at current business levels, we anticipate that sales in the third quarter may range from $195 million to $215 million, and at these volumes, our non-GAAP net earnings could range from $0.50 to $0.64 per share and our GAAP net income could range from $0.48 to $0.61 per share.”

Conference Call Details

A conference call with management will be held on Thursday, July 23, 2015 at 8:30 a.m. (EDT). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 68290658, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, costs associated with completed acquisitions, income related to the sale of excess and obsolete inventory previously written down to net realizable value, restructuring charges, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Company Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contact: Claire McAdams
Headgate Partners LLC
Telephone: 530.265.9899
Email: claire@headgatepartners.com

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2015	June 30, 2014	March 31, 2015
Net revenues:
Products	$188,281	$157,466	$186,096
Services	29,685	27,231	27,743

Total net revenues	217,966	184,697	213,839
Cost of revenues:
Products	99,849	87,513	98,652
Services	19,319	17,549	18,141

Total cost of revenues	119,168	105,062	116,793
Gross profit	98,798	79,635	97,046
Research and development	17,567	15,421	16,680
Selling, general and administrative	33,269	32,239	30,867
Acquisition costs	—	271	30
Restructuring	219	—	788
Amortization of intangible assets	1,709	1,044	1,671

Income from operations	46,034	30,660	47,010
Interest income, net	790	231	504

Income from operations before income taxes	46,824	30,891	47,514
Provision for income taxes	13,604	9,667	13,728

Net income	$33,220	$21,224	$33,786

Net income per share:
Basic	$0.62	$0.40	$0.63
Diluted	$0.62	$0.40	$0.63
Cash dividends per common share	$0.170	$0.165	$0.165
Weighted average shares outstanding:
Basic	53,384	53,361	53,214
Diluted	53,589	53,537	53,529
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$33,220	$21,224	$33,786
Adjustments (net of tax, if applicable):
Acquisition costs (Note 1)	—	271	30
Acquisition inventory step-up (Note 2)	—	545	—
Restructuring (Note 3)	219	—	788
Sale of previously written down inventory (Note 4)	(2,098)	—	—
Amortization of intangible assets	1,709	1,044	1,671
Pro forma tax adjustments	74	(486)	(773)

Non-GAAP net earnings (Note 5)	$33,124	$22,598	$35,502

Non-GAAP net earnings per share (Note 5)	$0.62	$0.42	$0.66

Weighted average shares outstanding	53,589	53,537	53,529
Income from operations	$46,034	$30,660	$47,010
Adjustments:
Acquisition costs (Note 1)	$—	$271	$30
Acquisition inventory step-up (Note 2)	—	545	—
Restructuring (Note 3)	219	—	788
Sale of previously written down inventory (Note 4)	(2,098)	—	—
Amortization of intangible assets	1,709	1,044	1,671

Non-GAAP income from operations (Note 6)	$45,864	$32,520	$49,499

Non-GAAP operating margin percentage (Note 6)	21.0%	17.6%	23.1%

Gross profit	$98,798	$79,635	$97,046
Acquisition inventory step-up (Note 2)	—	545	—
Sale of previously written down inventory (Note 4)	(2,098)	—	—

Non-GAAP gross profit (Note 7)	$96,700	$80,180	$97,046

Non-GAAP gross profit percentage (Note 7)	44.4%	43.4%	45.4%

Note 1: We recorded $0.03 million of acquisition costs related to the Precisive LLC acquisition, which closed during the first quarter of 2015. We recorded $0.3 million of acquisition costs comprising of legal fees related to the acquisition of the Granville-Phillips division of Brooks Automation, which closed during the second quarter of 2014.

Note 2: Inventory step-up adjustment related to the acquisition of the Granville-Phillips division of Brooks Automation, which closed during the second quarter of 2014.

Note 3: We recorded restructuring costs related to the outsourcing of an international manufacturing operation.

Note 4: Cost of sales for the three months ended June 30, 2015 includes income related to the sale of excess and obsolete inventory previously written down to net realizable value.

Note 5: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition costs, an inventory step-up adjustment related to an acquisition, restructuring costs, income related to the sale of excess and obsolete inventory previously written down to net realizable value, amortization of intangible assets and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related quarter.

Note 6: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition costs, an inventory step-up adjustment related to an acquisition, restructuring costs, income related to the sale of excess and obsolete inventory previously written down to net realizable value and amortization of intangible assets.

Note 7: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment related to an acquisition and income related to the sale of excess and obsolete inventory previously written down to net realizable value.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended June 30,
	2015	2014
Net revenues:
Products	$374,377	$338,652
Services	57,428	52,398

Total net revenues	431,805	391,050
Cost of revenues:
Products	198,501	187,724
Services	37,460	34,319

Total cost of revenues	235,961	222,043
Gross profit	195,844	169,007
Research and development	34,247	31,039
Selling, general and administrative	64,136	66,830
Acquisition costs	30	499
Restructuring	1,007	747
Amortization of intangible assets	3,380	1,454

Income from operations	93,044	68,438
Interest income, net	1,294	466

Income from operations before income taxes	94,338	68,904
Provision for income taxes	27,332	16,435

Net income	$67,006	$52,469

Net income per share:
Basic	$1.26	$0.98
Diluted	$1.25	$0.98
Cash dividends per common share	$0.335	$0.325
Weighted average shares outstanding:
Basic	53,299	53,386
Diluted	53,559	53,657
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$67,006	$52,469
Adjustments (net of tax, if applicable):
Tax benefit (Note 1)	—	(5,079)
Acquisition costs (Note 2)	30	499
Acquisition inventory step-up (Note 3)	—	545
Restructuring (Note 4)	1,007	747
Sale of previously written down inventory (Note 5)	(2,098)	—
Amortization of intangible assets	3,380	1,454
Pro forma tax adjustments	(698)	(852)

Non-GAAP net earnings (Note 6)	$68,627	$49,783

Non-GAAP net earnings per share (Note 6)	$1.28	$0.93

Weighted average shares outstanding	53,559	53,657
Income from operations	$93,044	$68,438
Adjustments:
Acquisition costs (Note 2)	30	499
Acquisition inventory step-up (Note 3)	—	545
Restructuring (Note 4)	1,007	747
Sale of previously written down inventory (Note 5)	(2,098)	—
Amortization of intangible assets	3,380	1,454

Non-GAAP income from operations (Note 7)	$95,363	$71,683

Non-GAAP operating margin percentage (Note 7)	22.1%	18.3%

Gross profit	$195,844	$169,007
Acquisition inventory step-up (Note 3)	—	545
Sale of previously written down inventory (Note 5)	(2,098)	—

Non-GAAP gross profit (Note 8)	$193,746	$169,552

Non-GAAP gross profit percentage (Note 8)	44.9%	43.4%

Note 1: The six months ended June 30, 2014 includes a tax benefit related to the settlement of an audit and other discrete tax items during the first quarter of 2014.

Note 2: The six months ended June 30, 2015 includes acquisition costs related to the Precisive LLC acquisition, which closed during the first quarter of 2015. The six months ended June 30, 2014 includes acquisition costs comprised of legal fees related to the acquisition of the Granville-Phillips division of Brooks Automation, which closed during the second quarter of 2014.

Note 3: Inventory step-up adjustment related to the acquisition of the Granville-Phillips division of Brooks Automation, which closed during the second quarter of 2014.

Note 4: The six months ended June 30, 2015 includes restructuring charges related mainly to the outsourcing of an international manufacturing operation. The six month period ended June 30, 2014 includes restructuring charges primarily for severance related costs related to a reduction in work force throughout the Company.

Note 5: Cost of sales for the six months ended June 30, 2015 includes income related to the sale of excess and obsolete inventory previously written down to net realizable value.

Note 6: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition costs, an inventory step-up adjustment related to an acquisition, restructuring costs, amortization of intangible assets, income related to the sale of excess and obsolete inventory previously written down to net realizable value, discrete tax benefits and charges, and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related quarter.

Note 7: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition costs, an inventory step-up adjustment related to an acquisition, restructuring costs, income related to the sale of excess and obsolete inventory previously written down to net realizable value and amortization of intangible assets.

Note 8: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment related to an acquisition and income related to the sale of excess and obsolete inventory previously written down to net realizable value.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended June 30, 2015			Three Months Ended March 31, 2015
	Income Before	Provision	Effective		Provision
	Income Taxes	(benefit) for	Tax Rate	Income Before	(benefit) for	Effective
		Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$46,824	$13,604	29.1%	$47,514	$13,728	28.9%
Adjustments:
Acquisition costs (Note 1)	-	—		30	—
Restructuring (Note 3)	219	—		788	—
Amortization of intangible assets	1,709	—		1,671	—
Sale of previously written down	(2,098)	—		—	—
inventory (Note 5)
Tax effect of pro forma adjustments	-	311		—	817
Adjustment to pro forma tax rate	-	(385)		—	(44)

Non-GAAP	$46,654	$13,530	29.0%	$50,003	$14,501	29.0%

	Three Months Ended June 30, 2014
	Income Before	Provision (benefit)	Effective
	Income Taxes	for	Tax Rate
		Income Taxes
GAAP	$30,891	$9,667	31.3%
Adjustments:
Acquisition costs (Note 1)	271	—
Acquisition inventory step-up (Note 2)	545	—
Amortization of intangible assets	1,044	—
Tax effect of pro forma adjustments	-	642
Adjustment to pro forma tax rate	-	(156)

Non-GAAP	$32,751	$10,153	31.0%

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
		Provision			Provision	Effective
	Income Before	(benefit) for	Effective	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes
GAAP	$94,338	$27,332	29.0%	$68,904	$16,435	23.9%
Adjustments:
Tax benefit (Note 4)	-	—		—	5,079
Acquisition costs (Note 1)	30	—		499	—
Acquisition inventory step-up	-	—		545	—
(Note 2)
Restructuring (Note 3)	1,007	—		747	—
Amortization of intangible assets	3,380	—		1,454	—
Sale of previously written down	(2,098)	—		—	—
inventory (Note 5)
Tax effect of pro forma adjustments	-	1,128		—	1,110
Adjustment to pro forma tax rate	-	(430)		—	(258)

Non-GAAP	$96,657	$28,030	29.0%	$72,149	$22,366	31.0%

Note 1: The three months ended March 31, 2015 includes acquisition costs related to the Precisive LLC acquisition, which closed during the first quarter of 2015. The three and six months ended June 30, 2014 include acquisition costs comprising of legal and filing fees related to the acquisition of the Granville-Phillips division of Brooks Automation, which closed during the second quarter of 2014.

Note 2: The three and six months ended June 30, 2014 includes an inventory step-up adjustment related to the acquisition of the Granville-Phillips division of Brooks Automation, which closed during the second quarter of 2014.

Note 3: The three and six months ended March 31, 2015 and the three and six month periods ended June 30, 2015 include restructuring charges related to the outsourcing of an international manufacturing operation. The six month period ended June 30, 2014 includes restructuring charges primarily for severance related costs related to a reduction in work force throughout the Company.

Note 4: The six months ended June 30, 2014 includes a tax benefit related to the settlement of an audit and other discrete items.

Note 5: Cost of sales for the three months ended June 30, 2015 includes income related to the sale of excess and obsolete inventory previously written down to net realizable value.

MKS Instruments, Inc.
Reconciliation of Q3-15 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	The Months Ended September 30, 2015
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$25,700	$0.48	$32,900	$0.61
Amortization	1,700	0.03	1,700	0.03
Tax effect of adjustments (Note 1)	(500)	(0.01)	(400)	(0.01)

Non-GAAP net earnings	$26,900	$0.50	$34,200	$0.64

Q3-15 forecasted shares		53,600		53,600

Note 1: The Non-GAAP adjustments are tax effected at the estimated Q3-15 tax rate of 29%.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$178,319	$305,437
Short-term investments	177,433	129,594
Trade accounts receivable, net	124,553	106,362
Inventories	165,590	155,169
Deferred income taxes	13,570	14,017
Other current assets	28,203	27,512

Total current assets	687,668	738,091
Property, plant and equipment, net	69,898	72,776
Long-term investments	256,855	157,201
Goodwill	200,212	192,381
Intangible assets, net	47,822	46,389
Other assets	17,878	17,206

Total assets	$1,280,333	$1,224,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$34,054	$34,166
Accrued compensation	23,641	26,970
Income taxes payable	8,615	6,702
Other current liabilities	45,668	35,789

Total current liabilities	111,978	103,627
Other liabilities	38,919	38,595
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	739,567	734,732
Retained earnings	395,455	349,061
Other stockholders’ equity	(5,699)	(2,084)

Total stockholders’ equity	1,129,436	1,081,822

Total liabilities and stockholders’ equity	$1,280,333	$1,224,044